UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 15, 2005

(Date of earliest event reported)

Opta Corporation

 (Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 740, Burlingame, CA

94010

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously reported in our Form 10-Q for the period ended March 31, 2005, Opta Corporation (“Opta”) has taken steps to reorganize certain aspects of its business.  Management has been evaluating the ongoing operations of Opta Systems, LLC dba GoVideo (“GoVideo”), the wholly-owned and sole operating subsidiary of Opta and has undertaken cost reduction efforts, including reducing staff, realigning the roles and responsibilities of management and reducing other operating expenses of GoVideo.

In reviewing GoVideo’s historical and ongoing operating costs, continuing losses and the effects of previous cost reduction efforts, management has determined that, in order to continue its operations, GoVideo will be required to make further and more significant cost reductions, including significant reductions in staff, and currently anticipates that GoVideo will require additional working capital.  On July 15, 2005, management began taking steps to implement these cost reductions, including discussions with GoVideo’s employees.

While implementing further cost reductions, management will continue to explore a range of options for GoVideo in the future, including, but not limited to, additional cost reductions, eliminating some of its current activities, alternative business models, additional borrowings or a financial restructuring, or a sale of certain company assets.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date:

July 19, 2005

By:  /s/ Vincent Yan

Vincent Yan
President and CEO